UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 750-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2006, Redback Networks Inc. (the “Company”) entered into an underwriting agreement in connection with the underwritten offering of 8,198,000 shares of its common stock pursuant to the automatic shelf registration statement (File No. 333-133903) filed by the Company with the Securities and Exchange Commission on May 8, 2006, as supplemented by the prospectus supplement filed on May 9, 2006 pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended. The underwriting agreement is attached as Exhibit 1.1 to this filing and is incorporated herein by reference.

Item 8.01. Other Events.

On May 10, 2006, TCV IV, L.P. and TCV IV Strategic Partners, L.P. (the “TCV Funds”), Alta Partners Ltd. and Alta Partners Discount Convertible Arbitrage Ltd. (together, the “Alta BVI Entities”), Alta Partners Holdings, LDC and Alta Partners Discount Convertible Arbitrage Holdings, Ltd. (together with Alta Partners Holdings, LDC, the “Actual Selling Stockholders”) entered into an amendment to the stock purchase agreement, dated as of May 9, 2006, between the TCV Funds and the Alta BVI Entities to clarify the proper names of the Actual Selling Stockholders. The original stock purchase agreement provides for the sale by the Alta Funds to the TCV Funds of 1,927,500 shares of common stock of the Company, subject to customary closing conditions. The amendment provides that the Actual Selling Stockholders, rather than the Alta BVI Entities, shall transfer the shares to the TCV Funds and shall assume all obligations of the Alta BVI Entities under the stock purchase agreement as if they were original parties to such agreement. Quattro Global Capital, LLC, the investment advisor to the Actual Selling Stockholders, may direct the vote and disposition, and is deemed to have beneficial ownership, of all shares of the Company’s common stock held by the Actual Selling Stockholders. A copy of the amendment is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 18, 2006

99.1	Amendment to Stock Purchase Agreement dated May 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: May 19, 2006	By:	/s/ Beth Frensilli
Beth Frensilli Vice President and General Counsel